UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 20, 2019
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State or other jurisdiction of Incorporation or organization)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 20, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of H&R Block, Inc. (the “Company”) approved amended forms of equity award agreement for long-term incentive grants of market stock units (“MSUs”) and performance share units (“PSUs”) under the Company’s 2018 Long Term Incentive Plan (the “2018 Plan”), as well as amended alternate forms of equity award agreement for long-term incentive grants of restricted share units (“RSUs”), MSUs, and PSUs under the 2018 Plan.
The approved forms of equity award agreements are substantially similar to the prior year forms, with amendments that include the following, along with other immaterial amendments:

▪
EBITDA Annual Growth Target for PSUs. Under the prior year forms of equity award agreement for PSUs, given the investments made in fiscal year 2019 pursuant to our new enterprise strategy, the pre-established performance metric was a set level of earnings from continuing operations excluding interest expense, taxes, depreciation and amortization (“EBITDA”) for the first fiscal year in the performance period, followed by year-over-year percentage growth in EBITDA from continuing operations at percentage levels set at the time of grant for the second and third fiscal years in the performance period. Under the amended forms of equity award agreement for PSUs, that pre-established performance metric is the Company’s performance against a pre-established targeted percentage of year-over-year growth in EBITDA from continuing operations for each year of the three-year performance period.

▪
Return to 200% Cap on First Fiscal Year for PSUs. As with the prior year forms of equity award agreement for PSUs, performance for each year in the three-year PSU performance period is determined by the Committee, and then performance is compared to each year’s target and averaged over the three-year performance period to determine the number of PSUs that ultimately vest. However, under the amended forms of equity award agreement for PSUs, the maximum payout attributable to the first fiscal year of the performance period has been returned to 200%, the same as in the second and third fiscal years. Under the prior year forms of PSU award agreement, the maximum payout was reduced to 150%, given the investments made in fiscal year 2019 pursuant to our new enterprise strategy.

▪
Forfeiture of Unvested Units following Termination. In addition to the existing provisions regarding forfeiture, all applicable forms of equity award agreement have been amended to also provide that, in any instance where the award agreement provides for vesting and distribution over time following an executive’s termination of employment, if the Committee determines after termination that the executive engaged in activities that would have been grounds for an involuntary termination for cause while employed by the Company, then all unvested awards will be forfeited by the executive.

The other material terms of the forms of equity award agreements remain unchanged. The amended forms of equity award agreements will be utilized beginning with grants of fiscal year 2020 long-term incentive compensation under the Company’s long-term incentive program. Consistent with the Company’s previously disclosed practices, the alternate forms of equity award agreements will be utilized for fiscal year 2020 long-term incentive compensation for Thomas A. Gerke, the Company’s General Counsel and Chief Administrative Officer.

In addition, on June 20, 2019, the Committee approved forms of equity award agreement for grants of RSUs that vest ratably over two years for any payout achieved over target for fiscal year 2019 short-term incentive awards. The approved forms of equity award agreement are identical to those approved for grants of fiscal year 2020 RSUs, other than the two-year vesting described above and the RSUs vest immediately in the event of an involuntary termination without cause, rather than being forfeited.

The foregoing summary of the amended forms of equity award agreement is qualified in its entirety by reference to the full text of the forms of equity award agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 hereto, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Form of 2018 Long Term Incentive Plan Award Agreement for Market Stock Units, as approved on June 20, 2019
10.2	Form of 2018 Long Term Incentive Plan Award Agreement for Performance Share Units, as approved on June 20, 2019
10.3	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Restricted Share Units, as approved on June 20, 2019
10.4	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Market Stock Units, as approved on June 20, 2019
10.5	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Performance Share Units, as approved on June 20, 2019
10.6	Form of 2018 Long Term Incentive Plan Award Agreement for Two-Year Restricted Share Units, as approved on June 20, 2019
10.7	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Two-Year Restricted Share Units, as approved on June 20, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: June 24, 2019	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

5